UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 27, 2005

Amphenol Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-10879	22-2785165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

358 Hall Avenue Wallingford, Connecticut		06492
(Address of principal executive offices)		(Zip Code)

(203) 265-8900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors;  Appointment of Principal Officers.

Effective January 27, 2005, Michael W. Michelson resigned from the Board of Directors of Amphenol Corporation (the “Company”).  The resignation of Mr. Michelson from the Company’s Board of Directors did not involve any disagreement with the Company.

On January 27, 2005, Stanley L. Clark was appointed to the Company’s Board of Directors.  Mr. Clark was appointed to serve on the Company’s Audit and Pension Committees.  Mr. Clark currently serves as Chief Executive Officer and Trustee for Goodrich, LLC and has held that position since 2001.  Mr. Clark served as Chief Executive Officer and Director for Simplex Time Recorder Company from 1994 through 2001.  He worked for Raytheon Company for nearly 20 years where his responsibilities included serving as President, Chief Executive Officer and Group Executive for Commercial Electronics.  Mr. Clark replaces Michael W. Michelson, who resigned from the Board of Directors of the Company, effective January 27, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2005	AMPHENOL CORPORATION

	By:	/s/ Edward C. Wetmore
		Name:	Edward C. Wetmore
		Title:	Vice President, Secretary and General Counsel